UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 532-2417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Stock Purchase Agreement (as defined in Item 1.03 below) and Transaction Support and Forbearance Agreements (as defined in Item 1.03 below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy

On December 15, 2025, Luminar Technologies, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) thereby commencing chapter 11 cases (the “Chapter 11 Cases”). The Company’s subsidiary Luminar Semiconductors, Inc. (“LSI”) and LSI’s subsidiaries are not Debtors in the Chapter 11 Cases and the operations of LSI and its subsidiaries will not be affected by the filing of the Chapter 11 Cases. The Company filed the Chapter 11 Cases with the support of approximately 91.3% of the holders of 1L Notes (as defined in Item 2.04 below) and approximately 85.9% of the holders of 2L Notes (as defined in Item 2.04 below) (collectively, the “Ad Hoc Group”).

In addition to the Bankruptcy Petitions, the Debtors are filing, among other things, a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption “In re Luminar Technologies, Inc. et al”. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors filed with the Bankruptcy Court certain motions seeking a variety of customary “first day” relief, including authority to pay employee wages and benefits, to honor customer programs, to pay certain critical vendors and suppliers for goods and services, and to continue honoring insurance and tax obligations as they come due. To facilitate the transactions contemplated by the Bankruptcy Petitions, fund the Chapter 11 Cases, and support operations throughout the marketing and sale process, the Ad Hoc Group has consented to the Debtors’ use of the Debtors’ approximately $25 million of cash on hand, which is their secured noteholders’ cash collateral. The Ad Hoc Group’s consent to the Debtors’ use of cash collateral is conditioned on certain terms, including, without limitation, the Debtors’ adherence to a budget with an agreed upon variance, regular reporting requirements, compliance with a minimum liquidity covenant, and meeting certain milestones in the Chapter 11 Cases.

The Debtors will also file a motion seeking authorization to conduct sale processes for the LSI equity (see “—Stock Purchase Agreement” below) and the LiDAR business (“LiDARCo.”) designed to achieve the highest or otherwise best offer for the assets pursuant to section 363 of Bankruptcy Code. The motion will set out proposed bidding procedures for both sales, along with a proposed timeline (the “Bidding Procedures”) that, given the extensive marketing processes already conducted by the Company, anticipates completion of the transactions by the end of January 2026, subject to Bankruptcy Court approval and other customary closing conditions.

Stock Purchase Agreement

On December 15, 2025, prior to the filing of the Chapter 11 Cases, the Company, LSI, and Quantum Computing Inc. (“Buyer”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Buyer agreed to acquire all of the issued and outstanding shares of LSI (such acquisition, the “Transaction”), for a total purchase price of $110 million in cash, subject to certain adjustments as contemplated by the Stock Purchase Agreement (the “Purchase Price”).

Upon receipt of Bankruptcy Court approval, Buyer is expected to be designated as the “stalking horse” bidder in connection with a sale of the Debtors’ stock in LSI under section 363 of the Bankruptcy Code. The Transaction will be conducted pursuant to Bankruptcy Court-approved bidding procedures and is subject to the receipt of higher or better offers from competing bidders, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions. Subject to Bankruptcy Court approval, in the event that Buyer is not the successful bidder at the auction, Buyer may be entitled to a break-up fee equal to 3% of the Purchase Price.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Transaction is subject to a number of conditions, including, among others, the entry of an order of the Bankruptcy Court authorizing and approving the Transaction, the performance by each party of its obligations under the Stock Purchase Agreement, the accuracy of each party’s representations, subject to certain materiality qualifiers, and that 50% of (i) certain identified employees of LSI as of December 15, 2025 and (ii) all employees of LSI as of December 31, 2025 (other than the identified employees), remain employed and have not indicated an intent to leave as of the closing. The Seller also agreed to refrain from competing with LSI and to refrain from soliciting LSI’s employees, customers, vendors, suppliers and other business partners (subject to limited exceptions) for a period of three (3) years following the closing of the Transaction.

The Stock Purchase Agreement may be terminated by the Buyer or the Seller under certain circumstances, including if the Transaction is not closed by March 31, 2026 or upon the occurrence of certain Bankruptcy Court actions.  The Stock Purchase Agreement also contains a post-closing escrow of $11,000,000, to be held for a period of twelve months, as the Buyer’s sole recourse against the Company in the event of the breach of certain representations and warranties.

In addition, in connection with the Transaction, at the Closing, the Company, LSI and Optogration, Inc., a Delaware corporation (“OGI”) will enter into an Intellectual Property License Agreement whereby, OGI grants Luminar a royalty-free license to intellectual property owned by OGI that is embodied by certain OGI avalanche photodiode (APD) architecture attributes (“OGI Licensed IP”) to continue to conduct and operate the Company’s business in substantially the same manner in which it was conducted prior to Closing.  The license is exclusive in the field of development, manufacture and commercialization of LiDAR hardware and software for the road vehicle industry, solely with respect to selling products or services to certain specified competitor entities, for a period of three years (after which it continues on a non-exclusive basis). OGI is not permitted to use or license others to use such OGI Licensed IP during such three-year period with respect to such entities, but is otherwise be unrestricted in using OGI Licensed IP. In addition, the Company and LSI will grant each other certain mutual non-exclusive licenses to respective intellectual property currently used in the other party’s business to ensure freedom to operate following the Closing.

The foregoing description of the Stock Purchase Agreement is included to provide you with information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which will be filed by an amendment to this Current Report on Form 8-K as Exhibit 10.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such Stock Purchase Agreement and as of specific dates, were made solely for the benefit of the parties to the Stock Purchase Agreement, may be subject to limitations agreed upon by the parties and qualified by disclosures not reflected in the text of the Stock Purchase Agreement, are not intended to provide factual, business, or financial information about the parties and may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between Buyer and the Seller, rather than establishing matters as facts.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Transaction Support and Forbearance Agreements

On December 15, 2025, the Company and the Ad Hoc Group entered into transaction support and forbearance agreements (the “Transaction Support and Forbearance Agreements”) in connection with which the Ad Hoc Group agreed to forbear from exercising rights and remedies against LSI and certain of its subsidiaries with respect to the occurrence of any Event of Default under the 1L Notes and 2L Notes during the period beginning December 14, 2025 and ending at the earliest to occur of, among other things, the consummation of a sale of LSI and its subsidiaries (the “LSI Sale”), the termination of the Stock Purchase Agreement, or LSI and its subsidiaries becoming debtors in the Chapter 11 Cases (the “Forbearance Period”). During the Forbearance Period, the Ad Hoc Group has also agreed to support the LSI Sale and take actions in furtherance of such support.

In addition, pursuant to the Transaction Support and Forbearance Agreements, the Company, LSI and the Ad Hoc Group have agreed to enter into supplemental indentures to each of the 1L Indenture (as defined in Item 2.04 below) and 2L Indenture (as defined in Item 2.04 below) to facilitate the consummation of the Transaction and the application of the net proceeds thereof, which net proceeds shall be used to promptly make an asset sale offer to the holders of 1L Notes in accordance with the terms of each of the 1L Indenture and 2L Indenture, in each case as amended.

The foregoing summary of the Transaction Support and Forbearance Agreements does not purport to be complete and is qualified in its entirety by reference to the complete terms of each Transaction Support and Forbearance Agreement, copies of which will be filed by amendment to this Current Report on Form 8-K as Exhibits 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that permits acceleration of the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•	Indenture, dated as of December 17, 2021, by and between the Company and U.S. Bank National Association, as trustee (“Unsecured Notes”);

•	First Lien Indenture, dated August 8, 2024, by and between the Company and GLAS Trust Company LLC, as trustee (the “1L Indenture,” and the notes issued thereunder, “1L Notes”); and

•	Second Lien Indenture, dated August 8, 2024, by and between the Company and GLAS Trust Company LLC, as trustee (the “2L Indenture,” and the notes issued thereunder, “2L Notes”).

As of December 12, 2025, the aggregate amount of outstanding Unsecured Notes, 1L Notes and 2L Notes, including principal and accrued but unpaid interest, was approximately $135.7 million, $104.6 million and $247.7 million, respectively. Any efforts to enforce payment obligations against the Debtors under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Nasdaq Delisting

As a result of filing the Chapter 11 Cases, the Company expects to receive a notice from The Nasdaq Stock Market (“Nasdaq”) that the Class A Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”) no longer meets the eligibility requirements necessary for listing pursuant to Nasdaq Listing Rule 5110(b). If the Company receives such notice, and as a result of the pendency of the Chapter 11 Cases, the Company does not intend to appeal Nasdaq’s determination and, therefore, it is expected that its Common Stock will be delisted from trading on Nasdaq. The delisting of the Common Stock does not presently change its reporting requirements under the rules of the Securities and Exchange Commission (the “SEC”).

Company Information

As previously announced, in order to address liquidity and balance sheet issues, the Company engaged financial and legal advisors to consider a number of strategic alternatives the Company may take to address these issues. In connection with the review of strategic alternatives, the Company entered into discussions, and confidentiality agreements (the “Confidentiality Agreements”), with the Ad Hoc Group.

In connection with such discussions, and pursuant to the Confidentiality Agreements, the Ad Hoc Group was provided with certain confidential information regarding the Company, which includes the materials attached hereto as Exhibit 99.1 (the “Company Information”).

The Company is furnishing the Company Information on this Current Report on Form 8-K in accordance with the terms of the Confidentiality Agreements.

Press Releases

On December 15, 2025, the Company issued press releases announcing the filing of the Chapter 11 Cases and entry into the Stock Purchase Agreement. Copies of the press releases will be furnished by amendment to this Current Report on Form 8-K as Exhibits 99.2 and 99.3 and they are incorporated by reference herein in their entirety.

Additional Information

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claim agent, Omni Agent Solutions, Inc. (“Omni”), at https://omniagentsolutions.com/Luminar or by contacting Omni at (888) 901-3403 (Toll Free), +1 (747) 293-0190 (International) or by e-mail at LuminarInquiries@OmniAgnt.com. The documents and other information available via website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated therein.

The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, is being furnished and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Cautionary Note Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws, including the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the ability to negotiate and confirm a sale of LSI and LiDARCo. under section 363 of the Bankruptcy Code; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s liquidation, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s restructuring process or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of its financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements; risks relating to the delisting of the Common Stock from Nasdaq and future quotation of the Common Stock; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; and other factors discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Company Information.

104	Cover page interactive data file formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2025	Luminar Technologies, Inc.

By: /s/ Alexander Fishkin
Name: Alexander Fishkin
Title: Chief Legal Officer